Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Regina Anderson

Chief Executive Officer

Procyon Corporation

Office: 727-443-0530

Fax: 727-447-5617

Info@ www.AMERIGEL.com

Amerx Health Care Corporation

News Release

Clearwater, FL

GEORGE BORAK NAMED VICE PRESIDENT OF SALES FOR AMERX HEALTH CARE CORPORATION

Clearwater, Florida – June 27, 2012… Justice W. Anderson, President of Amerx Health Care Corporation, a division of Procyon Corporation (OTC:PCYN), announced today that George Borak has been named Vice President of Sales for Amerx Health Care, pursuant to a written agreement effective June 11, 2012.

Borak has been a prominent figure in the medical industry, with over thirty years of sales experience in orthopedic and wound care product markets. “I am excited to welcome George to the Amerigel Team. We expect that his sales performance history and industry knowledge will allow Amerx Health Care the opportunity to grow existing markets while expanding into new markets here and abroad.” said Anderson.

“I am very excited to join the Amerx Health Care team and look forward to adding the components necessary to establish strong growth goals in podiatry and developing markets.” said Borak. George can be reached at (800) 448-9599 and email at gob@amerxhc.com.

Borak was most recently Vice President of Sales and Marketing for Darco International, Inc. of Huntington, WV, where he had oversight of the Brand, OEM and Softgoods divisions and his primary duties included generating revenue growth and profitability, strategic planning and sales execution. Borak significantly increased brand revenues for these divisions while maintaining profitability. Borak also managed China operations, expanding Darco’s product line.

Amerx believes that by engaging Mr. Borak, it will enable Amerx to expand the Amerigel® brand of Advanced Skin and Wound Care products with Oakin®, a proprietary extract with natural tannins that have been proven to reduce infection and accelerate healing. Amerigel® products are recognized as one of the leading non-graft wound care/ulcer treatments by physicians who treat foot, ankle and lower extremity conditions. In addition to the products’ effectiveness; physicians site Amerigel’s® affordability and ease of use as key benefits. The Amerigel® product line includes AmeriGel® Hydrogel Wound Dressing, AmeriGel® Hydrogel Saturated Gauze Dressing, Amerigel® Post-Op Kits, Amerigel® Care Lotion, Amerigel® Barrier Lotion and Amerigel® Wound Wash.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of our business, the markets for our products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward- looking statements, although not all forward-looking statements contain such identifying words. The reader should be aware that our actual results could differ materially from those contained in forward-looking statements. Our financial condition and the results of our operations will depend on a number of factors, including, but not limited to, the risk factors outlined in our Annual Report on 10-K for the year ended June 30, 2010, as filed with the Securities and Exchange Commission on September 28, 2011. There may be other factors not mentioned above or included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statement. The reader should not place undue reliance on any forward-looking statement. Neither the Company nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statement as a result of new information, future event or development, except as required by securities laws.